UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 10, 2018
(Date of earliest event reported)
Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421
(Address of principal executive offices)
(Zip Code)

(336) 664-1233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal Year 2019 Performance-Based Restricted Stock Award Targets and Performance Criteria

On May 10, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Qorvo, Inc. (the “Company”) approved awards of performance-based restricted stock units (“Awards”) in accordance with the Qorvo, Inc. 2012 Stock Incentive Plan, as amended (the “2012 Plan”), to each of the Company's named executive officers. The purpose of these Awards is to link a portion of each named executive officer’s equity compensation to achievement of key Company initiatives that the Committee believes have a strong potential to impact longer-term stockholder value creation. The fair market value for each share of restricted stock underlying each Award was established by the Committee in accordance with the 2012 Plan at $80.21 per share, which was the closing price of the Company’s common stock as reported on the Nasdaq Global Select Market on May 9, 2018. Each Award, in addition to being subject to customary terms and conditions as set forth in the 2012 Plan and respective Award agreement, is subject to specified performance and service conditions and represents a contingent right to receive an amount of the Company’s common stock at a future date.

Each Award will be earned by each named executive officer to the extent the Company achieves at least one, and up to ten, performance objectives (the “Performance Objectives”) established by the Committee. Eight of the Performance Objectives have between two and four sub-objectives that can be separately met. Nine Performance Objectives must be satisfied during the Company’s current fiscal year ending March 30, 2019 and one Performance Objective must be completed no later than June 30, 2019 (the “Performance Period”). Each Performance Objective and sub-objective is separately weighted and expressed as a percentage of a target number of common shares. If a Performance Objective or sub-objective is met, the named executive officer will be granted an Award for a number of shares equal to the target multiplied by the applicable percentage earned and assigned to such Performance Objective or sub-objective. The named executive officer may earn up to 150% of the target number of Awards if all Performance Objectives are met in full. The Performance Objectives relate to securing specific design wins, making specific R&D and manufacturing-related improvements, qualifying specific product technologies, achieving certain financial metrics, and developing, implementing or demonstrating key IT-related capabilities, business processes, tools and systems. The shares of restricted stock earned by the named executive officer at the end of the Performance Period, if any, will vest over a three-year period, with 50% vesting following completion of the Performance Period and the remaining 50% vesting in equal annual installments over each of the following two years. No shares are issued unless, and then only to the extent that, an Award is both earned and vested.

Subject to satisfaction of the Performance Objectives, each named executive officer will be eligible to receive shares of restricted common stock of the Company at the conclusion of the Performance Period up to the maximum number of shares set forth below:

Name	Maximum Award
(if all ten Performance Objectives are fully achieved)

Robert A. Bruggeworth	67,323
President and Chief Executive Officer

Mark J. Murphy	18,515
Chief Financial Officer

Steven E. Creviston	22,442
Corporate Vice President and
President of Mobile Products

James L. Klein	16,832
Corporate Vice President and
President of Infrastructure and Defense Products

Gina B. Harrison	4,208
Vice President and Corporate Controller

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Mark J. Murphy
Mark J. Murphy
Chief Financial Officer

Date:    May 15, 2018